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                                                                   EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our reports dated March 22, 1999 (except for Note 21, as to which the date is June 15, 1999), accompanying the consolidated financial statements of USABanc.com, Inc. (formerly USABancShares, Inc.) and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aformentioned reports in the Registration Statement and Prospectus.


/s/ Grant Thornton LLP


Philadelphia, PA
July 30, 1999